Exhibit (1)

                         SIDLEY AUSTIN BROWN & WOOD LLP

BEIJING                        787 SEVENTH AVENUE                  LOS ANGELES
 -----                      NEW YORK, NEW YORK 10019                  -----
BRUSSELS                     TELEPHONE 212 839 5300                 NEW YORK
 -----                       FACSIMILE 212 839 5599                   -----
CHICAGO                          www.sidley.com                  SAN FRANCISCO
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 DALLAS                           FOUNDED 1866                      SHANGHAI
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 GENEVA                                                            SINGAPORE
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HONG KONG                                                             TOKYO
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 LONDON                                                         WASHINGTON, D.C.

                                                              September 14, 2005

MuniYield Quality Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Ladies and Gentlemen:

      This opinion is being furnished in connection with the registration by MuniYield Quality Fund, Inc., a Maryland corporation (the "Fund"), of 2,000 shares of Auction Market Preferred Stock, Series E, with a par value $0.10 per share, (the "Shares"), under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Fund's registration statement on Form N-2, as amended (the "Registration Statement"), under the Securities Act. The Shares will be issued pursuant to the Articles Supplementary to be filed with the State Department of Assessments and Taxation of Maryland.

      As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares in the manner referred to in the Registration Statement. In addition, we have examined and are familiar with the Charter of the Fund, the By-Laws of the Fund, and such other documents as we have deemed relevant to the matters referred to in this opinion.

   SIDLEY AUSTIN BROWN & WOOD LLP IS A DELAWARE LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS

      Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner described in the Registration Statement against payment of the consideration described therein, will be legally issued, fully paid and non-assessable shares of preferred stock of the Fund.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                              Very truly yours,

                                              /s/ Sidley Austin Brown & Wood LLP


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